PACE CREDIT UNION Well beyond a bank.

AGREEMENT FOR LINE OF CREDIT LOAN

AGREEMENT made this 13th day of September, 2017.

BETWEEN: **SUSGLOBAL ENERGY CORP.**
(hereinafter called the "Member")

AND: **SUSGLOBAL ENERGY CANADA CORP.**
(hereinafter called the "Member")

AND: **SUSGLOBAL ENERGY CANADA 1 LTD.**
(hereinafter called the "Member")

AND: **SUSGLOBAL ENERGY BELLEVILLE LTD.**
(hereinafter called the "Member")

AND: **PACE SAVINGS & CREDIT UNION LIMITED**
(hereinafter called the "Credit Union")

WHEREAS the Member has applied for a line of credit loan in connection with its account with the Credit Union (the "Member's Account");

AND WHEREAS the Credit Union has agreed to extend credit to the Member on the terms and conditions set out in term sheet dated September 13, 2017 (the "Term Sheet") for the purpose of financing the Member's business operating requirements, subject to the following terms and conditions;

NOW THEREFORE in consideration of the premises and the covenants, agreements, representations and warranties hereinafter set forth, the parties hereto agree as follows:

1. *Credit Facility.* The Credit Union shall provide a revolving demand credit facility (the "Credit Facility") to the Member in connection with the Member's use of the Member's Account in the aggregate maximum amount to be advanced and outstanding to the Member under the Credit Facility, including principal and interest, shall be **$276,830.63 (Two Hundred & Seventy-Six Thousand, Eight Hundred &Thirty Dollars and Sixty-Three Cents)** (the "Borrowing Limit"). Within the limits set forth in this Agreement, Member may borrow, repay and re-borrow amounts under this Agreement, provide that the aggregate principal balance outstanding under this Agreement at any given time shall not exceed the Borrowing Limit. This facility is made available at the sole discretion of Credit Union, and the Credit Union may cancel or restrict availability of any unused portion of the Credit Facility at any time and from time to time without notice or demand.

2. *Advances and Availability.* Subject to the terms of this Agreement the Credit Union shall make advances under the Credit Facility up to the Borrowing Limit. Advances are to be made when the balance standing to the credit of the Member's Account is insufficient to cover a cheque drawn against it, or a cash withdrawal or transfer of funds is requested from the Member's Account in excess of the balance then standing in the Member's Account. In such circumstances, the Member will be deemed to have requested an advance under this Agreement in an amount sufficient to cover such cheque, withdrawal or transfer of funds. The Credit Union shall, if it honours such Member's request, debit the amount of the advance to the Member's Account.

3. *Interest.* Interest shall accrue on the unpaid principal balance of the Credit Facility at a variable business loan rate equal to the "Pace Base Rate" as quoted from time to time by the Credit Union PLUS 1.25% (the "Facility Interest Rate"). At the date of this Agreement the "Pace Base Rate" is 6.75% per annum compounding monthly and the Facility Interest Rate, as determined above, is therefore 8.00% per annum compounding monthly. For each advance, interest shall be calculated from the date on which the advance is made. Upon any change in the "Pace Base Rate" the new Facility Interest Rate, as calculated above, shall immediately become effective and apply to this Credit Facility. The Credit Union shall notify the Member, and Guarantor (if any), of any change in the Facility Interest Rate as soon as possible, but the inadvertent omission to give notice of any such change shall not excuse the Member or Guarantor from liability to repay the Credit Facility together with interest at the changed rate. Interest is payable both before and after any or all of default, demand and judgment. **Interest shall be payable monthly on the 1ST day of the month.** Any amount of principal and accrued interest which is not paid when due shall bear interest at the Facility Interest Rate from the date on which such amount is due until such amount is paid in full, payable on demand.

4. *Repayment.* Notwithstanding compliance with the covenants and all other terms and conditions of this Agreement, any amount owing under the Credit Facility, including principal and interest, or any part thereof is repayable on demand, and the Credit Union may terminate the Credit Facility at any time, without notice or demand. Upon demand or termination, the Member shall pay the Credit Union all amounts outstanding under the Credit Facility, and all interest and fees payable thereon. Until such demand or termination is made, the Member agrees to make repayment under the Credit facility as follows:

   The member agrees to pay all accrued interest on amounts outstanding for each month.

   The Member may repay the whole or any part of this Credit Facility at any time without notice or bonus; but the Member agrees that in the event the outstanding balance under the Credit Facility is paid in full, the terms and conditions of this Agreement shall apply to any advances subsequently made.

5. *Application of Payments.* All payments made by the Member on account of the Credit Facility shall be applied firstly on account of interest at the rate then in effect and secondly in reduction of the principal sum outstanding.

6. *Recordation.* The Credit Union shall open and maintain books of account evidencing all advances and all other amounts owing by the Member to the Credit Union under the Credit Facility. The Credit Union shall enter in those books details of all amounts from time to time owing, paid or repaid by the Member, and this information shall constitute prima facie evidence of the obligations of the Member to the Credit Union under this Agreement with respect to all advances and all other amounts owing by the Member to the Credit Union under this Agreement. The failure of the Credit Union to correctly record any such amount or date shall not in any way affect the obligations of the Member to pay all amounts due to the Credit Union under this Agreement, pursuant to, and in accordance with this Agreement. After a request by the Member, the Credit Union shall promptly advise the Member of any entries made in the Credit Union's books of account. Acceptance by the Member, without dispute, of the periodic statements pertaining to this Credit Facility acknowledges the liability of the Member for advances made during the period covered by such statement.

7. *Security.* The Credit Facility shall be evidenced or secured by the security as provided and set out in the Term Sheet and as the Credit Union may request from time to time (the "Security") which shall be provided contemporaneously with the execution of this Agreement, and shall be in form and substance satisfactory to the Credit Union and shall be supported by all necessary resolutions and opinions (each in form and substance satisfactory to the Credit Union and the Credit Union's counsel). Furthermore, the Member and Guarantor (if any) acknowledge that the Credit Union has at all times a lien against shares in the Credit Union owned by the Member or Guarantor and against such monies on deposit by the Member or Guarantor with the Credit Union. If the Member is in default under this Agreement, the Credit Union may apply such shares and deposits to repayment of any balance outstanding and the Credit Union shall retain the right to recover from the Member or Guarantor any deficiency should the balance outstanding exceed the value of such shares and deposits.

8. *Warranties and Representations*. Each Member and corporate Guarantor (if any) makes the following representations and warranties to Credit Union, which representations and warranties are deemed to be repeated as at the time of each advance hereunder:

   (a) It is a corporation duly organized, validly existing and duly registered or qualified to carry on business in the Province of Ontario, and has all requisite corporate power and authority to own, lease and operate its property and to conduct its business as such is presently conducted and as proposed to be conducted.

   (b) The execution, delivery and performance by it of this Agreement and any other documents to which it is a party have been duly executed and delivered by them and constitutes a legal, valid and binding obligation of each of them enforceable against each of them in accordance with its respective terms and have been duly authorized by all necessary actions of its directors and shareholders, and do not violate its constating documents or any applicable laws or agreements to which it subject or by which it is bound.

   (c) Its most recent financial statements provided to Credit Union accurately present its financial position as of the date thereof and its results of operations and cash flows for the fiscal period covered thereby, and since the date of such financial statements no material adverse change has occurred affecting its business or financial condition.

   (d) There is no claim, action, prosecution or other proceeding of any kind pending or

threatened against it or any of its assets or properties before any court or administrative agency which relates to any non-compliance with any environmental law or any release from its lands of a contaminant into the natural environment or which, if adversely determined, might have a material adverse effect upon its financial condition or operations or its ability to perform its obligations under this Agreement or any of Credit Union 's security, and there are no circumstances of which it is aware which might give rise to any such proceeding which it has not fully disclosed to Credit Union .

(e) It has good and marketable title to all of its properties and assets, free and clear of any mortgages, liens, claims, loans or encumbrances, other than those created hereunder or as otherwise disclosed to and approved by the Credit Union.

(f) It is in compliance in all material respects with all applicable laws including, without limitation, all environmental laws.

(g) It possesses all licenses, patents, trade-marks, service marks and copyrights, free from material restrictions, that are necessary for the ownership, maintenance and operation of its assets and businesses and it is not in violation of any rights of third parties with respect to any of the foregoing.

(h) No event has occurred which constitutes or which, with notice, lapse of time or both, would constitute a breach of any covenant or other term or condition of this Agreement or any security agreement given in connection herewith.

(i) It has filed all material tax returns required to be filed by it, paid or made provision for payment of all taxes and claims ranking in priority to Credit Union's security (including interest and penalties) which are due and payable, and provided adequate reserves for payment of any tax, the payment of which is being contested.

(j) All information furnished by or on behalf of it in writing to the Credit Union in connection with the transaction contemplated hereby, is true and correct and does not omit any fact necessary in order to make such information not misleading.

9. *Conditions Precedent*. The availability of the Credit Facility hereunder is conditional upon the receipt of:

(a) a duly executed copy of this Agreement;

(b) the Security shall have been duly executed and delivered and, where required, registered;

(c) such financial, corporate and other records or documents relating to Member and Guarantor, if any, as required by the Term Sheet and as the Credit Union may reasonably require have been delivered and approved by the Credit Union.

10. *Guarantor Provision*. In consideration of the Credit Union extending the Credit Facility to the Member, and in addition to any guarantee and security agreement given by the Guarantor to the Credit Union, the Guarantor (and each of them jointly and severally, if more than one Guarantor) does hereby guarantee to the Credit Union payment of the Credit Facility including interest and costs as provided in this Agreement, as and when demanded by the Credit Union. In default of payment by the Member the Guarantor agrees that the balance then due shall be recoverable against the Guarantor. This guarantee shall be binding notwithstanding any extension of time for repayment or variation in the terms of payment which may be agreed upon between the Member and the Credit Union, and it shall not be necessary for the Credit Union to exhaust its recourse against the Member before being entitled to payment from the Guarantor.

11. *Event of Default*. Without limiting any other rights of the Credit Union under this Agreement, the Term Sheet, the Security and any other written agreement delivered in connection with the transaction hereof, if any one or more of the following events (herein an "Event of Default") has occurred and is continuing:

(a) the failure by the Member or Guarantor, if any, to pay when due, whether on demand or at a fixed payment date, by acceleration or otherwise, any payment of interest, principal, fees, commissions or other amounts payable to the Credit Union;

(b) the failure of the Member or Guarantor, if any, to observe or perform any covenant or obligation applicable to it under this Agreement, if the Member or Guarantor, if any, fails to remedy such default within the earlier of ten (10) days from the date:

(i) it becomes aware of the default; and

(ii) the Credit Union delivers written notice of the such default to the Member or Guarantor.

(c) any default occurs under any other credit, loan or security agreement to which the Member or Guarantor, if any, is a party and such breach continues for ten (10) days after such Member or Guarantor shall have received written notice of same;

(d) a petition, case or proceeding under the bankruptcy laws of Canada or similar laws of any foreign jurisdiction now or hereafter in effect or under any insolvency, arrangement, reorganization, moratorium, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed or commenced against the Member or all or any part of its properties and such petition or application is not dismissed within thirty (30) days after the date of its filing or the Member shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

(e) a receiver is appointed over any property of the Member or any judgment or order or process of any court becomes enforceable against the Member or any property of the Member or any creditor takes possession of any property of the Member;

(f) any Security is or becomes illegal, invalid, prohibited or unenforceable and/or ceases to rank in the priority contemplated in the Term Sheet against the property charged thereunder;

(g) any representation or warranty made by the Member or Guarantor, if any, herein or in any Security or in any certificate or other document delivered to the Credit Union in connection herewith is false or misleading in any material respect; or

(h) in the opinion of the Credit Union, any adverse change has occurred in the financial condition or business of the Member or the Guarantor, if any, which may impair its ability or willingness to perform any of its obligations to the Credit Union or the Credit Union considers the security held to secure the Loan to be in jeopardy or the Credit Union considers itself insecure;

then, in such event, the ability of the Member to obtain further advances under this Agreement shall immediately terminate and the Credit Union may, by written notice to the Member, declare the amount then outstanding under the Credit Facility to be immediately due and payable. Upon receipt of such written notice, the Member shall immediately pay to the Credit Union all outstanding amounts under the Credit Facility and all other obligations of the Member to the Credit Union in connection therewith.

12. *Expenses.* The Member agrees to pay all fees (including legal fees on a solicitor and client basis), costs and expenses incurred by the Credit Union in connection with the preparation, negotiation and documentation of this Agreement and the Security, and the operation or enforcement of this Agreement and the Security. In addition to any amounts otherwise payable hereunder, the Member agrees to pay the Credit Union its customary administration fee as published by the Credit Union from time to time, including without limitation an administrative fee for each cheque received by the Credit Union from the Member which is subsequently dishonoured.

13. *Review.* Credit Union may conduct periodic reviews of the affairs of Member, as and when determined by Credit Union, for the purpose of evaluating the financial condition of Member. Member shall make available to Credit Union such financial statements and other information and documentation as Credit Union may reasonably require and shall do all things reasonably necessary to facilitate such review. The Member also agrees to promptly notify the Credit Union of any change of circumstances which renders inaccurate any of the information given to the Credit Union in applying for this Credit Facility.

14. *Survival of Representations and Warranties.* The representations and warranties contained herein or made pursuant to this Agreement, the Term Sheet and all Security shall survive until the termination of this Agreement.

15. *Entire Agreement.* This Agreement and all attachments hereto, the Term Sheet, the Security and any other written agreement delivered pursuant to or referred to in this Agreement constitute the entire agreement among the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

16. *Counterparts*. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement and shall become effective when all counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

17. *Joint and Several*. Where more than one Person is liable as Member or Guarantor, if any, for any obligation under this Agreement, the liability of each such Person for such obligation is joint and several with each other such Person. Where this agreement is signed by more than one party as Member, advances may be made to or at the request of any one or more of them, and their liability shall be joint and several. Periodic statements or other notices may be sent to any one Member on behalf of all. Any reference in this Agreement to "Member" shall be construed as if to read "Member or any one or more of them".

18. *Limitation Act 2002 (Ontario)*. The parties acknowledge that this agreement is made for business purposes and is a "business agreement" as defined in the Limitations Act, 2002 (the "Act") and that no limitation periods found in the Act, other than the ultimate limitation period found in Section 15 of the Act, shall apply to the obligations imposed by this agreement.

19. *Non-Merger*. The provisions of this Agreement shall not merge with the Term Sheet and any other Security provided to Credit Union, but shall continue in full force for the benefit of the parties hereto.

20. *Notices*. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (with written or facsimile confirmation of receipt), telex or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the Member and/or Guarantor at the addresses appearing in the Credit Union's records and files, and if to the Credit Union to the address noted herein.

21. *Amendments*. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

22. *Waivers*. No failure or delay on the part of the Credit Union in exercising any right or power hereunder or under any security document shall operate as a waiver thereof. Guarantor agrees that the amendment or waiver of any provision of this Agreement (other than agreements, covenants or representations expressly made by Guarantor herein, if any) may be made without and does not require the consent or agreement of, or notice to, Guarantor.

23. *Governing Law*. This Agreement and the rights and obligations of the parties hereunder shall be governed in all respects by the laws of the Province of Ontario and the laws of Canada applicable therein.

24. *Assignment*. Member shall not assign or transfer or permit the assignment or transfer of any of its rights or obligations under this Agreement without the prior written consent of Credit Union. Credit Union may assign all or part of its rights and obligations under this Agreement to any person. Credit Union may disclose to potential or actual assignees confidential information regarding Member (including any such information provided by Member to Credit Union) and shall not be liable for any such disclosure).

25. *Severability*. Any portion or provision of the Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision of the Agreement invalid, illegal or unenforceable in any other jurisdiction.

26. *Binding Effect*. This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns.

27. *Time of Essence*. Time shall be of the essence in all provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

PACE SAVINGS & CREDIT UNION LIMITED

Per: ____________________
Name:
Title:

Per: ____________________
Name:
Title:

I/We have the authority to bind the Corporation

SUSGLOBAL ENERGY BELLEVILLE LTD.

Per: ____________________
Name:
Title:

Per: ____________________
Name:
Title:

I/we have the authority to bind the corporation

SUSGLOBAL ENERGY CORP.

Per: ____________________
Name:
Title:

Per: ____________________
Name:
Title:

I/We have the authority to bind the Corporation

SUSGLOBAL ENERGY CANADA CORP.

Per: ____________________
Name:
Title:

Per: ____________________
Name:
Title:

I/We have the authority to bind the Corporation

SUSGLOBAL ENERGY CANADA I CORP.

Per: ______________________________
Name:
Title:

Per: ______________________________
Name:
Title:
I/We have the authority to bind the Corporation